UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[X]	Soliciting Material Pursuant to §240.14a-12

CEDAR REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

CAMAC FUND, LP
CAMAC PARTNERS, LLC
CAMAC CAPITAL, LLC
ERIC SHAHINIAN
LARRY E. JENNINGS, JR.
DANIEL KATZ
ERIC RAY
RICHARD H. ROSS
SHARON STERN
ARCHER G. STEVENSON
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 2, 2021, Camac Partners, LLC (“Camac”) and certain of its affiliates made publicly available a presentation entitled “Unlocking Value in Cedar Realty Trust.” That presentation, which was filed as Exhibit 99.2 to the Schedule 13D filed by Camac and certain of its affiliates, is incorporated by reference.

Additional Information and Where to Find It

Camac, together with Camac Fund, LP, Camac Capital, LLC, Larry E. Jennings, Jr., Daniel Katz, Richard H. Ross, Eric Shahinian, Sharon Stern, Eric Ray and Archer G. Stevenson, are participants in the solicitation of proxies from shareholders in connection with the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Cedar Realty Trust, Inc. (“Cedar Realty”). Camac intends to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Camac Fund, LP directly owns 700,537 shares of Cedar Realty’s common stock. Camac, Camac Capital, LLC and Mr. Shahinian may also be deemed to beneficially own such shares. Mr. Stevenson is the beneficial owner of 45,454 shares of Cedar Realty’s common stock. No other of such participants owns any shares of Cedar Realty’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive Proxy Statement with the SEC, Camac intends to mail the definitive Proxy Statement and a BLUE proxy card pursuant to applicable SEC rules. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CAMAC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, copies of the definitive Proxy Statement and any other documents filed by Camac with respect to Cedar Realty with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to Camac Partners, LLC, 350 Park Avenue, 13th Floor, New York, NY 10022.